Soleno Therapeutics Announces $15 Million Private Placement

Financing to Support Planned Phase III Clinical Program for DCCR in Prader-Willi Syndrome

REDWOOD CITY, Calif., December 12, 2017 - Soleno Therapeutics, Inc. (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced that it has entered into a definitive agreement with certain institutional and accredited investors to raise aggregate gross proceeds of approximately $15 million through the private placement of its equity securities (“PIPE”). The financing was led by Oracle Investment Management, Jack W. Schuler and Birchview Capital, and supported by certain of Soleno’s existing investors, including individuals and entities affiliated with the company’s Board of Directors.

Soleno will sell 8,141,116 of its common shares at $1.8425 per share, a premium of approximately 5 percent over the last closing price, for gross proceeds of approximately $15 million. Each share of common stock will be issued with a warrant to purchase 0.74 additional shares of Soleno’s common stock at an exercise price of $2.00 per share. The warrants will have a term of three years and, in the event of positive Phase III results for Diazoxide Choline Controlled-Release (DCCR) tablet in Prader-Willi syndrome (PWS), the warrants will expire 30 days from the announcement of such results.

Soleno intends to use the net proceeds from the offering to conduct the planned Phase III program of DCCR in PWS, a rare and complex genetic neurobehavioral/metabolic disorder affecting appetite, growth, metabolism, cognitive function, and behavior, as well as general corporate purposes. The Company expects to initiate this trial in early 2018.

Piper Jaffray & Co. is acting as sole placement agent for the transaction.

This press release is issued pursuant to Rule 135(c) under the Securities Act of 1933, as amended, and does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities to be sold in the PIPE have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Soleno has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement. Soleno has agreed to file the registration statement within 15 days of the initial closing of the PIPE. If any shares are unable to be included on the initial registration statement, Soleno has agreed to file subsequent registration statements until all the shares have been registered, and the registration rights agreement imposes certain customary cash penalties on Soleno for its failure to satisfy specified filing and effectiveness time periods.

About Soleno Therapeutics, Inc.

Soleno Therapeutics, Inc. is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases.  The company is currently advancing its lead candidate, DCCR, a once-daily oral tablet for the treatment of PWS, into a Phase III clinical development program in early 2018.
For more information, please visit www.soleno.life.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ability to initiate the Phase III clinical development program of DCCR in PWS in early 2018.
We may use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Additional factors that could materially affect actual results can be found in Soleno’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2017, including under the caption titled "Risk Factors." Soleno expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.
Contact:
Brian Ritchie
LifeSci Advisors, LLC
212-915-2578